Exhibit 5.1

[Otteson Shapiro LLP Letterhead]

January 6, 2022

First Western Financial, Inc.

1900 16th Street, Suite 1200

Denver, CO 80202

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Western Financial, Inc., a Colorado corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers up to $100,000,000 of any combination of: (i) common stock, no par value per share (“Common Stock”); (ii) preferred stock, no par value per share (“Preferred Stock”); (iii) debt securities (“Debt Securities”); (iv) depositary shares (“Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”) and (vi) units comprised of Common Stock, Preferred Stock, Debt Securities and Warrants in any combination (“Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants and Units are hereinafter collectively referred to as the “Securities”.

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any supplements thereto.

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between the Company and a trustee to be named in a supplement to the prospectus (each, a “Prospectus Supplement”) included in the Registration Statement. The Depositary Shares will be issued under one or more deposit agreements between the Company and a depositary to be named in a Prospectus Supplement (each, a “Depositary Agreement”). The Warrants will be issued under one or more warrant agreements between the Company and a warrant agent to be named in a Prospectus Supplement (each, a “Warrant Agreement”).

In connection with the filing of the Registration Statement, we, as your counsel, have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In such examination and in rendering the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

We have also assumed: (a) the corporate power, authority and legal right of the trustees under the Indentures, the depositaries under the Depositary Agreements and the warrant agents under the Warrant Agreements to execute, deliver and perform their obligations under the Indenture, Depositary Agreement or Warrant Agreement, respectively, that the performance of such obligations by any such trustee, depositary or warrant agent will not violate its charter or bylaws, or applicable organizational documents, and that such trustee, depositary or warrant agent has the legal ability to exercise its purported powers and is duly qualified to engage in the activities contemplated by the Indenture, Depositary Agreement or Warrant Agreement, respectively; (b) that the Indentures, Depositary Agreements and Warrant Agreements will have been duly authorized by all requisite action, executed and delivered by the trustee, depositary or warrant agent at the time of issuance of the Debt Securities, Warrants or Depositary Shares, respectively; (c) that any such Indenture, Depositary Agreement and Warrant Agreement will be the valid, binding and enforceable obligations of the trustee, depositary or warrant agent, respectively; (d) that the Registration Statement, and any amendments thereto, will have become effective under the Act; (e) that a Prospectus Supplement and any required pricing supplement describing the Securities offered thereby will have been filed with the Securities and Exchange Commission; (f) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the applicable Prospectus Supplement and any applicable pricing supplement; (g) that there will be a sufficient number of shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents, and not otherwise reserved for issuance, to issue the Securities being issued under the Registration Statement; (h) that in the case of an Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the opinions rendered herein; (i) that each Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued will be governed by the internal law of New York; and (j) that all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Our opinions set forth below are limited to the matters governed by the Colorado Business Corporation Act and the laws of the State of New York. Except as expressly stated above, we do not express any opinion with respect to the law of any other jurisdiction or the securities or “blue sky” laws of any jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, and our opinions set forth below are further limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.            When and if: (a) the Company has taken all necessary corporate action to authorize and approve the issuance of shares of Common Stock, and the terms of the offering thereof; and (b) the shares of Common Stock have been duly issued by the Company and delivered: (i) upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company; or (ii) upon conversion or exercise of any other Security convertible into or exercisable for shares of Common Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, for the consideration approved by the Company, such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.            When and if: (a) the Company has taken all necessary corporate action to establish the relative rights and preferences of, and authorize and approve the issuance of, any series of Preferred Stock, and the terms of the offering thereof; (b) an appropriate certificate of designations with respect to such series of Preferred Stock has been duly filed with the Secretary of State of the State of Colorado; and (c) the shares of such series of Preferred Stock have been duly issued by the Company and delivered: (i) upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company; or (ii) upon conversion or exercise of any other Security convertible into or exercisable for shares of Preferred Stock, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise, for the consideration approved by the Company, such shares of Preferred Stock will be validly issued, fully-paid and non-assessable.

3.            When and if: (a) the Company has taken all necessary corporate action to authorize and approve the applicable Indenture and the issuance and terms of any Debt Securities; (b) the applicable Indenture has been duly executed and delivered by the Company and the applicable trustee; (c) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture; and (d) the Debt Securities have been duly executed and authenticated by the applicable trustee, and delivered upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Debt Securities will constitute valid and binding obligations of the Company, entitled to the benefits of and subject to the terms of the applicable Indenture.

4.            When and if: (a) the Company has taken all necessary corporate action to authorize the form, terms, execution and delivery of a Depositary Agreement (including a form of receipt evidencing the Depositary Shares); (b) Depositary Shares with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been duly and validly issued and are fully paid and non-assessable as contemplated in paragraph 2 above and deposited with a depositary (which meets the requirements for a depositary set forth in the Registration Statement) under the applicable Depositary Agreement; and (d) the depositary receipts representing such Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable Depositary Agreement and upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Depositary Shares will constitute valid and binding obligations of the Company, entitled to the benefits of and subject to the terms of the applicable Depositary Agreement.

5.            When and if:(a) the Company has taken all necessary corporate action to authorize the form, terms, execution and delivery of a unit agreement (including a form of certificate evidencing the Units); and (b) Units with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in the manner provided for in the unit agreement and such corporate action, then, upon the happening of such events and the receipt by the Company of such lawful consideration as the Company may determine, such Units will constitute valid and binding obligations of the Company, entitled to the benefits of and subject to the terms of the applicable agreements under which the securities comprising of the Units are to be delivered.

6.            When and if: (a) the Company has taken all necessary corporate action to authorize and approve the issuance of the Warrants and the applicable Warrant Agreement; (b) the applicable Warrant Agreement has been duly executed and delivered by the Company and the applicable warrant agent; and (c) such Warrants have been duly executed by the Company and countersigned by the applicable warrant agent in accordance with the applicable Warrant Agreement, and delivered upon payment of the consideration therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company, such Warrants will constitute valid and binding obligations of the Company, entitled to the benefits of and subject to the terms of the applicable Warrant Agreement.

Our opinions above are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors; (b) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

In addition, we express no opinion as to the validity, binding effect or enforceability: (a) of any waiver (whether or not stated as such) under any Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued of, or any consent thereunder relating to, any unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (b) of any waiver (whether or not stated as such) contained in any Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (c) of any provisions of any Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued that may be construed as penalties or forfeitures; (d) of any covenants (other than covenants relating to the payment of principal, interest, premium, indemnities and expenses) in any Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued to the extent they are construed to be independent requirements as distinguished from conditions to the declaration or occurrence of a default or any event of default; or (e) of any provision of any Indenture, Depositary Agreement, Warrant Agreement or other agreement pursuant to which any Securities are to be issued attempting to: (i) confer exclusive jurisdiction or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; or (v) provide that remedies are cumulative or that decisions by a party are conclusive.

This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Otteson Shapiro LLP